Exhibit 99.2

Equity Commonwealth
Supplemental Operating
and Financial Information

Full Year 2020

Corporate Headquarters	Investor Relations
Two North Riverside Plaza	Sarah Byrnes
Suite 2100	(312) 646-2801
Chicago, IL 60606	ir@eqcre.com
(312) 646-2800	www.eqcre.com

TABLE OF CONTENTS

Corporate Information
Company Profile and Investor Information	3

Financial Information
Key Financial Data	4
Condensed Consolidated Balance Sheets	5
Additional Balance Sheet Information	6
Condensed Consolidated Statements of Operations	7
Calculation of Same Property Net Operating Income (NOI) and Same Property Cash Basis NOI	8
Same Property Results of Operations	10
Calculation of EBITDA, EBITDAre, and Adjusted EBITDAre	11
Calculation of Funds From Operations (FFO) and Normalized FFO	12
Acquisitions and Dispositions	13

Portfolio Information
Property Detail	14
Leasing Summary	15
Same Property Leasing Summary	16
Capital Summary - Expenditures & Same Property Leasing Commitments	17
Tenants Representing 2.5% or More of Annualized Rental Revenue	18
Same Property Lease Expiration Schedule	19

Additional Support
Common & Potential Common Shares	20
Definitions	21

Forward-Looking Statements

Some of the statements contained in this presentation constitute forward-looking statements within the meaning of the federal securities laws including, but not limited to, statements pertaining to our capital resources, portfolio performance, results of operations or anticipated market conditions, including statements regarding the overall impact of COVID-19 on the foregoing to the extent we make any such statements. Any forward-looking statements contained in this presentation are intended to be made pursuant to the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. In some cases, you can identify forward-looking statements by the use of forward-looking terminology such as “may,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” or “potential” or the negative of these words and phrases or similar words or phrases which are predictions of or indicate future events or trends and which do not relate solely to historical matters. You can also identify forward-looking statements by discussions of strategy, plans or intentions.

The forward-looking statements contained in this presentation reflect our current views about future events and are subject to numerous known and unknown risks, uncertainties, assumptions and changes in circumstances that may cause our actual results to differ significantly from those expressed in any forward-looking statement. We do not guarantee that the transactions and events described will happen as described (or that they will happen at all). We disclaim any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, of new information, data or methods, future events or other changes. For a further discussion of these and other factors that could cause our future results to differ materially from any forward-looking statements, see the section entitled “Risk Factors” in our most recent Annual Report on Form 10-K and subsequent quarterly reports on Form 10-Q.

Regulation FD Disclosures

We use any of the following to comply with our disclosure obligations under Regulation FD: press releases, SEC filings, public conference calls, or our website. We routinely post important information on our website at www.eqcre.com, including information that may be deemed to be material. We encourage investors and others interested in the company to monitor these distribution channels for material disclosures.

COMPANY PROFILE AND INVESTOR INFORMATION
Equity Commonwealth (NYSE: EQC) is a Chicago based, internally managed and self-advised real estate investment trust (REIT) with commercial office properties in the United States.

Same Property Statistics
No. of
Properties	Sq. Feet	% Leased	% Commenced
4	1,507,379	85.7%	81.7%

NYSE Trading Symbols
Common Stock: EQC
Preferred Stock Series D: EQCpD

Board of Trustees
Sam Zell (Chairman)	David A. Helfand	Kenneth Shea
Ellen-Blair Chube	Peter Linneman (Lead Independent Trustee)	Gerald A. Spector
Martin L. Edelman	James L. Lozier, Jr.	James A. Star
Edward A. Glickman	Mary Jane Robertson

Senior Management
David A. Helfand	David S. Weinberg
President and Chief Executive Officer	Executive Vice President and
Chief Operating Officer

Adam S. Markman	Orrin S. Shifrin
Executive Vice President,	Executive Vice President,
Chief Financial Officer and Treasurer	General Counsel and Secretary

Equity Research Coverage (1)
Bank of America / Merrill Lynch	James Feldman	(646) 855-5808	james.feldman@baml.com
Citigroup	Michael Bilerman	(212) 816-1383	michael.bilerman@citi.com
Green Street Advisors	Daniel Ismail	(949) 640-8780	dismail@greenstreetadvisors.com

Certain terms are defined in the definitions section of this document. All financial data included herein is unaudited.

(1)	Any opinions, estimates or forecasts regarding EQC's performance made by these analysts do not represent opinions, forecasts or predictions of EQC or its management. EQC does not by its reference to the analysts above imply its endorsement of or concurrence with any information, conclusions or recommendations provided by any of these analysts.

KEY FINANCIAL DATA
(Unaudited, amounts in thousands, except per share data)

	As of and for the Three Months Ended
	12/31/2020	9/30/2020	6/30/2020	3/31/2020	12/31/2019
OPERATING INFORMATION
Ending property count (1)	4	4	4	4	7
Ending square footage (1)(2)	1,507	1,507	1,507	1,507	2,469
Percent leased (1)	85.7%	87.7%	90.1%	90.8%	94.7%
Percent commenced (1)	81.7%	85.1%	83.9%	83.7%	89.0%
Net (loss) income attributable to EQC common shareholders	$(3,663)	$(1,628)	$25,835	$422,762	$13,993
Adjusted EBITDAre (3)	2,880	5,456	5,729	11,350	22,485
SAME PROPERTY OPERATING INFORMATION
Ending square footage	1,507	1,507	1,507	1,507	1,507
Percent leased	85.7%	87.7%	90.1%	90.8%	91.5%
Percent commenced	81.7%	85.1%	83.9%	83.7%	87.2%
Same Property NOI (3)	7,317	9,824	8,474	8,751	8,801
Same Property Cash Basis NOI (3)	7,301	8,156	8,882	8,858	8,925
Same Property NOI margin	51.0%	60.4%	56.6%	56.0%	57.2%
Same Property Cash Basis NOI margin	50.9%	55.8%	57.7%	56.3%	57.6%
SHARES OUTSTANDING AND PER SHARE DATA (3)
Shares Outstanding at End of Period
Common stock outstanding	121,523	121,525	121,522	121,503	121,924
Dilutive restricted share units (RSUs), Operating Partnership Units, and LTIP Units (4)	1,921	1,994	1,995	1,986	1,615
Dilutive Series D Convertible Preferred Shares outstanding (5)	—	—	—	2,857	—
Preferred Stock Outstanding (5)	4,915	4,915	4,915	4,915	4,915
Weighted Average Shares Outstanding - GAAP
Basic (6)	121,673	121,673	121,655	122,148	122,140
Diluted (6)	121,673	121,673	123,255	126,605	123,490
Distributions Declared Per Common Share	$—	$3.50	$—	$—	$—
BALANCE SHEET
Total assets	$3,277,671	$3,708,774	$3,733,155	$3,704,057	$3,319,377
Total liabilities	34,507	465,668	59,414	59,443	73,505
MARKET CAPITALIZATION
Total debt (book value) (7)	$—	$—	$25,281	$25,487	$25,691
Market value of preferred shares	146,866	142,786	135,168	127,304	138,805
Market value of diluted common shares	3,367,552	3,289,311	3,977,229	3,915,829	4,055,786
Total Market Capitalization	$3,514,418	$3,432,097	$4,137,678	$4,068,620	$4,220,282

(1)	Excludes properties classified as held for sale.
(2)	Changes in total square footage result from property dispositions, reclassifications and remeasurement.
(3)	Non-GAAP financial measures are defined and reconciled to the most directly comparable GAAP measure herein.
(4)	Restricted share units (RSUs) and LTIP Units are equity awards that contain both service and market-based vesting components. Refer to the schedule of Common & Potential Common Shares for information regarding RSUs and LTIP Units and their impact on weighted average shares outstanding.
(5)	As of December 31 2020, we had 4,915 series D preferred shares outstanding that were convertible into 3,237 common shares. The series D preferred shares are dilutive for GAAP EPS for the three months ended March 31, 2020, and are anti-dilutive for GAAP EPS for all other periods presented. Refer to the schedule of Common & Potential Common Shares for information regarding the series D preferred shares and their impact on diluted weighted average shares outstanding for EPS, FFO per share and Normalized FFO per share.
(6)	Refer to the schedule of Common & Potential Common Shares for information regarding the components of our weighted average common shares outstanding.
(7)
On July 5, 2020, we repaid at par our only remaining mortgage debt obligation. Refer to prior quarter presentations of our supplemental operating and financial data on our company website (www.eqcre.com) for historical debt summaries and leverage and coverage ratios.

CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited, amounts in thousands, except share data)

	December 31,
ASSETS	2020	2019
Real estate properties:
Land	$44,060	$85,627
Buildings and improvements	357,650	576,494
	401,710	662,121
Accumulated depreciation	(143,319)	(202,700)
	258,391	459,421
Cash and cash equivalents	2,987,225	2,795,642
Restricted cash	—	5,003
Rents receivable	14,702	19,554
Other assets, net	17,353	39,757
Total assets	$3,277,671	$3,319,377

LIABILITIES AND EQUITY
Mortgage note payable, net	$—	$25,691
Accounts payable, accrued expenses and other	20,588	37,153
Rent collected in advance	2,928	3,127
Distributions payable	10,991	7,534
Total liabilities	$34,507	$73,505

Shareholders’ equity:
Preferred shares of beneficial interest, $0.01 par value: 50,000,000 shares authorized;
Series D preferred shares; 6.50% cumulative convertible; 4,915,196 shares issued and outstanding, aggregate liquidation preference of $122,880	$119,263	$119,263
Common shares of beneficial interest, $0.01 par value: 350,000,000 shares authorized; 121,522,555 and 121,924,199 shares issued and outstanding, respectively	1,215	1,219
Additional paid in capital	4,294,632	4,313,831
Cumulative net income	3,814,948	3,363,654
Cumulative common distributions	(4,283,668)	(3,851,666)
Cumulative preferred distributions	(709,712)	(701,724)
Total shareholders' equity	3,236,678	3,244,577
Noncontrolling interest	6,486	1,295
Total equity	$3,243,164	$3,245,872
Total liabilities and equity	$3,277,671	$3,319,377

ADDITIONAL BALANCE SHEET INFORMATION
(Unaudited, amounts in thousands)

	December 31,
Additional Balance Sheet Information	2020	2019

Straight-line rents receivable	$13,733	$16,416
Accounts receivable	969	3,138
Rents receivable	$14,702	$19,554

Capitalized lease incentives, net	$1,567	$2,030
Deferred leasing costs, net	11,441	26,618
Other	4,345	11,109
Other assets, net	$17,353	$39,757

Accounts payable	$2,120	$2,944
Accrued interest	—	104
Accrued taxes	7,072	10,398
Accrued capital expenditures	986	1,383
Accrued leasing costs	93	5,266
Security deposits	2,264	3,082
Other accrued liabilities	8,053	13,976
Accounts payable, accrued expenses and other	$20,588	$37,153

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited, amounts in thousands, except per share data)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2020	2019	2020	2019
Revenues:
Rental revenue	$14,001	$23,410	$62,134	$116,869
Other revenue (1)	707	2,585	4,144	10,981
Total revenues	$14,708	$25,995	$66,278	$127,850

Expenses:
Operating expenses	$6,976	$9,741	$28,858	$46,418
Depreciation and amortization	4,680	6,037	19,329	28,122
General and administrative	7,136	8,290	33,233	38,442
Total expenses	$18,792	$24,068	$81,420	$112,982

Interest and other income, net	2,284	14,521	21,228	72,392
Interest expense (including net amortization of debt discounts, premiums and deferred financing fees of $0, $(60), $(119) and $204, respectively)	—	(311)	(620)	(8,908)
Gain (loss) on early extinguishment of debt	—	—	131	(6,374)
Gain on sale of properties, net	208	24	446,744	422,172
(Loss) income before income taxes	(1,592)	16,161	452,341	494,150
Income tax expense	(78)	(165)	(248)	(1,284)
Net (loss) income	$(1,670)	$15,996	$452,093	$492,866
Net loss (income) attributable to noncontrolling interest	4	(6)	(799)	(186)
Net (loss) income attributable to Equity Commonwealth	$(1,666)	$15,990	$451,294	$492,680
Preferred distributions	(1,997)	(1,997)	(7,988)	(7,988)
Net (loss) income attributable to Equity Commonwealth common shareholders	$(3,663)	$13,993	$443,306	$484,692

Weighted average common shares outstanding — basic (2)	121,673	122,140	121,786	122,091
Weighted average common shares outstanding — diluted (2)	121,673	123,490	126,606	126,260

Earnings per common share attributable to Equity Commonwealth common shareholders:
Basic	$(0.03)	$0.11	$3.64	$3.97
Diluted	$(0.03)	$0.11	$3.56	$3.90

(1)	Other revenue is primarily comprised of parking revenue that does not represent a component of a lease.
(2)	Refer to the schedule of Common & Potential Common Shares for information regarding the components of our weighted average common shares outstanding.

CALCULATION OF SAME PROPERTY NET OPERATING INCOME (NOI) AND SAME PROPERTY CASH BASIS NOI
(Unaudited, amounts in thousands)

	Three Months Ended
	12/31/2020	9/30/2020	6/30/2020	3/31/2020	12/31/2019
Calculation of Same Property NOI and Same Property Cash Basis NOI:
Rental revenue	$14,001	$15,742	$15,248	$17,143	$23,410
Other revenue (1)	707	743	1,017	1,677	2,585
Operating expenses	(6,976)	(6,444)	(6,677)	(8,761)	(9,741)
NOI	$7,732	$10,041	$9,588	$10,059	$16,254
Straight-line rent adjustments	(6)	(367)	515	198	(69)
Lease termination fees	(10)	(1,300)	—	—	(16)
Cash Basis NOI	$7,716	$8,374	$10,103	$10,257	$16,169
Cash Basis NOI from non-same properties (2)	(415)	(218)	(1,221)	(1,399)	(7,244)
Same Property Cash Basis NOI	$7,301	$8,156	$8,882	$8,858	$8,925
Non-cash rental income and lease termination fees from same properties	16	1,668	(408)	(107)	(124)
Same Property NOI	$7,317	$9,824	$8,474	$8,751	$8,801

Reconciliation of Same Property NOI to GAAP Net (Loss) Income:
Same Property NOI	$7,317	$9,824	$8,474	$8,751	$8,801
Non-cash rental income and termination fees from same properties	(16)	(1,668)	408	107	124
Same Property Cash Basis NOI	$7,301	$8,156	$8,882	$8,858	$8,925
Cash Basis NOI from non-same properties (2)	415	218	1,221	1,399	7,244
Cash Basis NOI	$7,716	$8,374	$10,103	$10,257	$16,169
Straight-line rent adjustments	6	367	(515)	(198)	69
Lease termination fees	10	1,300	—	—	16
NOI	$7,732	$10,041	$9,588	$10,059	$16,254
Depreciation and amortization	(4,680)	(5,137)	(4,398)	(5,114)	(6,037)
General and administrative	(7,136)	(7,191)	(8,302)	(10,604)	(8,290)
Interest and other income, net	2,284	2,606	4,443	11,895	14,521
Interest expense	—	(9)	(302)	(309)	(311)
Gain on early extinguishment of debt	—	131	—	—	—
Gain on sale of properties, net	208	—	26,916	419,620	24
(Loss) income before income taxes	$(1,592)	$441	$27,945	$425,547	$16,161
Income tax expense	(78)	(71)	(59)	(40)	(165)
Net (loss) income	$(1,670)	$370	$27,886	$425,507	$15,996

(1)	Other revenue is primarily comprised of parking revenue that does not represent a component of a lease.
(2)	Cash Basis NOI from non-same properties for all periods presented includes the operations of disposed properties.

CALCULATION OF SAME PROPERTY NET OPERATING INCOME (NOI) AND SAME PROPERTY CASH BASIS NOI
(Unaudited, amounts in thousands)

	For the Year Ended December 31,
	2020	2019
Calculation of Same Property NOI and Same Property Cash Basis NOI:
Rental revenue	$62,134	$116,869
Other revenue (1)	4,144	10,981
Operating expenses	(28,858)	(46,418)
NOI	$37,420	$81,432
Straight-line rent adjustments	340	(418)
Lease value amortization	—	(117)
Lease termination fees	(1,310)	(2,215)
Cash Basis NOI	$36,450	$78,682
Cash Basis NOI from non-same properties (2)	(3,253)	(43,455)
Same Property Cash Basis NOI	$33,197	$35,227
Non-cash rental income and lease termination fees from same properties	1,169	2,565
Same Property NOI	$34,366	$37,792

Reconciliation of Same Property NOI to GAAP Net Income:
Same Property NOI	$34,366	$37,792
Non-cash rental income and lease termination fees from same properties	(1,169)	(2,565)
Same Property Cash Basis NOI	$33,197	$35,227
Cash Basis NOI from non-same properties (2)	3,253	43,455
Cash Basis NOI	$36,450	$78,682
Straight-line rent adjustments	(340)	418
Lease value amortization	—	117
Lease termination fees	1,310	2,215
NOI	$37,420	$81,432
Depreciation and amortization	(19,329)	(28,122)
General and administrative	(33,233)	(38,442)
Interest and other income, net	21,228	72,392
Interest expense	(620)	(8,908)
Gain (loss) on early extinguishment of debt	131	(6,374)
Gain on sale of properties, net	446,744	422,172
Income before income taxes	$452,341	$494,150
Income tax expense	(248)	(1,284)
Net income	$452,093	$492,866

(1)	Other revenue is primarily comprised of parking revenue that does not represent a component of a lease.
(2)	Cash Basis NOI from non-same properties for all periods presented includes the operations of disposed properties.

SAME PROPERTY RESULTS OF OPERATIONS
(Unaudited, dollars and square feet in thousands)

	As of and for the Three Months Ended December 31,			As of and for the Year Ended December 31,
	2020	2019	% Change	2020	2019	% Change
Properties	4	4		4	4
Square Feet	1,507	1,507		1,507	1,507
% Leased	85.7%	91.5%	(5.8)%	85.7%	91.5%	(5.8)%
% Commenced	81.7%	87.2%	(5.5)%	81.7%	87.2%	(5.5)%

Rental revenue	$13,701	$13,998	(2.1)%	$56,218	$55,544	1.2%
Other revenue (1)	631	1,507	(58.1)%	3,833	6,042	(36.6)%
Straight-line rent adjustment	6	(140)		(141)	350
Lease termination fees	10	16		1,310	2,215
Total revenue	14,348	15,381	(6.7)%	61,220	64,151	(4.6)%
Operating expenses	(7,031)	(6,580)	6.9%	(26,854)	(26,359)	1.9%
NOI	$7,317	$8,801	(16.9)%	$34,366	$37,792	(9.1)%
NOI Margin	51.0%	57.2%		56.1%	58.9%

Straight-line rent adjustment	(6)	140		141	(350)
Lease termination fees	(10)	(16)		(1,310)	(2,215)
Cash Basis NOI	$7,301	$8,925	(18.2)%	$33,197	$35,227	(5.8)%
Cash Basis NOI Margin	50.9%	57.6%		55.3%	57.2%

(1)	Other revenue is primarily comprised of parking revenue that does not represent a component of a lease.

CALCULATION OF EBITDA, EBITDAre, AND ADJUSTED EBITDAre
(Unaudited, amounts in thousands)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2020	2019	2020	2019
Net (loss) income	$(1,670)	$15,996	$452,093	$492,866
Interest expense	—	311	620	8,908
Income tax expense	78	165	248	1,284
Depreciation and amortization	4,680	6,037	19,329	28,122
EBITDA	$3,088	$22,509	$472,290	$531,180
Gain on sale of properties, net	(208)	(24)	(446,744)	(422,172)
EBITDAre	$2,880	$22,485	$25,546	$109,008
Adjustments to EBITDAre:
(Gain) loss on early extinguishment of debt	—	—	(131)	6,374
Adjusted EBITDAre	$2,880	$22,485	$25,415	$115,382

CALCULATION OF FUNDS FROM OPERATIONS (FFO) AND NORMALIZED FFO
(Unaudited, amounts in thousands, except per share data)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2020	2019	2020	2019
Calculation of FFO
Net (loss) income	$(1,670)	$15,996	$452,093	$492,866
Real estate depreciation and amortization	4,470	5,794	18,442	27,037
Gain on sale of properties, net	(208)	(24)	(446,744)	(422,172)
FFO attributable to Equity Commonwealth	2,592	21,766	23,791	97,731
Preferred distributions	(1,997)	(1,997)	(7,988)	(7,988)
FFO attributable to EQC common shareholders and unitholders	$595	$19,769	$15,803	$89,743

Calculation of Normalized FFO
FFO attributable to EQC common shareholders and unitholders	$595	$19,769	$15,803	$89,743
Lease value amortization	—	—	—	(117)
Straight-line rent adjustments	(6)	(69)	340	(418)
Sold property expense included in interest and other income, net	—	—	515	—
(Gain) loss on early extinguishment of debt	—	—	(131)	6,374
Taxes related to property sales included in general and administrative	14	—	1,472	—
Taxes related to property sales, net included in income tax expense	(48)	—	130	142
Normalized FFO attributable to EQC common shareholders and unitholders	$555	$19,700	$18,129	$95,724

Weighted average common shares and units outstanding -- basic (1)	121,916	122,189	122,007	122,138
Weighted average common shares and units outstanding -- diluted (1)	123,445	123,539	123,590	123,450
FFO attributable to EQC common shareholders and unitholders per share and unit -- basic and diluted	$0.00	$0.16	$0.13	$0.73
Normalized FFO attributable to EQC common shareholders and unitholders per share and unit -- basic and diluted	$0.00	$0.16	$0.15	$0.78

(1)
Our calculations of FFO and Normalized FFO attributable to EQC common shareholders and unitholders per share and unit - basic for the three months ended December 31, 2020 and 2019 include 243 and 49 LTIP/Operating Partnership Units, respectively, that are excluded from the calculation of basic earnings per common share attributable to EQC common shareholders (only). Our calculations of FFO and Normalized FFO attributable to EQC common shareholders and unitholders per share and unit - basic for the year ended December 31, 2020 and 2019 include 221 and 47 LTIP/Operating Partnership Units, respectively, that are excluded from the calculation of basic earnings per common share attributable to EQC common shareholders (only). Refer to the schedule of Common & Potential Common Shares for information regarding the components of our weighted average common shares and units outstanding.

ACQUISITIONS AND DISPOSITIONS
(Unaudited, dollars in thousands)

Acquisitions
None

Dispositions
Property/Portfolio	City	State	No. of Properties	Sq. Feet (1)	% Leased(1)	Gross Sales Price	Net Book Value (1)	Annualized Rental Revenue (1)

109 Brookline Avenue (2)	Boston	MA	1	285,556	99.2%	$270,000	$28,069	$8,772
333 108th Avenue NE (3)	Bellevue	WA	1	435,406	100.0%	401,500	116,928	22,661
Total Q1 Dispositions			2	720,962	99.7%	$671,500	$144,997	$31,433

Georgetown-Green and Harris Buildings	Washington,	D.C.	1	240,475	100.0%	$85,000	$52,819	$7,773
Total Q2 Dispositions			1	240,475	100.0%	$85,000	$52,819	$7,773

None
Total Q3 Dispositions			—	—	—	$—	$—	$—

None
Total Q4 Dispositions			—	—	—	$—	$—	$—

Total Disposed Year-to-Date			3	961,437	99.8%	$756,500	$197,816	$39,206
Dispositions resulted in a net gain on sale of properties of $0.2 million and $446.7 million for the three months and year ended December 31, 2020, respectively.

(1)	As of the quarter-ended preceding each sale.
(2)	Proceeds after transfer taxes and credits, primarily for contractual lease costs, were $259.2 million.
(3)	Proceeds after transfer taxes and credits, primarily for contractual lease costs, were $316.7 million.

PROPERTY DETAIL
As of December 31, 2020
(Unaudited, sorted by annualized rental revenue, dollars in thousands)

Same Property Portfolio(1)
Property		City, State	Type	No. of Buildings	Sq. Feet	% Leased	% Comm-enced	Annualized Rental Revenue	Undepreciated Book Value	Net Book Value	Year Acquired
1	1225 Seventeenth Street	Denver, CO	Office	1	695,372	94.1%	89.4%	$27,301	$171,214	$124,956	2009
	(17th Street Plaza)
2	Bridgepoint Square	Austin, TX	Office	5	440,007	72.3%	70.0%	12,724	102,136	51,721	1997
3	1250 H Street, NW	Washington, D.C.	Office	1	196,490	87.6%	78.0%	9,092	75,892	39,354	1998
4	206 East 9th Street	Austin, TX	Office	1	175,510	84.3%	84.3%	8,381	52,468	42,360	2012
	(Capitol Tower)
	Total Same Properties			8	1,507,379	85.7%	81.7%	$57,498	$401,710	$258,391

(1)	Refer to the definitions section of this document for a description of our same property portfolio.

LEASING SUMMARY
(Unaudited, dollars and square feet in thousands, except per square foot data)

	As of and for the Three Months Ended
	12/31/2020	9/30/2020	6/30/2020	3/31/2020	12/31/2019
Properties	4	4	4	4	7
Total square feet (1)	1,507	1,507	1,507	1,507	2,469
Percentage leased	85.7%	87.7%	90.1%	90.8%	94.7%
Percentage commenced	81.7%	85.1%	83.9%	83.7%	89.0%

Total Leases
Square feet	39	6	22	75	153
Lease term (years)	5.5	3.0	8.0	8.5	6.6
Starting cash rent (2)	$49.09	$38.54	$46.34	$53.14	$44.36
Percent change in cash rent (2)	0.4%	(0.4)%	(4.8)%	(1.3)%	1.5%
Percent change in GAAP rent (2)	12.4%	3.2%	2.3%	15.9%	10.1%
Total TI & LC per square foot (3)	$34.04	$34.15	$80.63	$86.14	$58.48
Total TI & LC per sq. ft. per year of lease term (3)	$6.22	$11.38	$10.08	$10.16	$8.82

Renewal Leases
Square feet	29	6	—	41	63
Lease term (years)	5.1	3.0	—	7.7	7.8
Starting cash rent (2)	$49.25	$38.54	$—	$52.76	$43.47
Percent change in cash rent (2)	1.2%	(0.4)%	—	0.1%	5.3%
Percent change in GAAP rent (2)	14.1%	3.2%	—	13.2%	16.9%
Total TI & LC per square foot (3)	$29.72	$34.15	$—	$68.15	$49.05
Total TI & LC per sq. ft. per year of lease term (3)	$5.87	$11.38	$—	$8.86	$6.25

New Leases
Square feet	10	—	22	34	90
Lease term (years)	6.7	—	8.0	9.4	5.8
Starting cash rent (2)	$48.63	$—	$46.34	$53.60	$44.98
Percent change in cash rent (2)	(3.9)%	—	(4.8)%	(3.3)%	(3.6)%
Percent change in GAAP rent (2)	3.7%	—	2.3%	19.9%	1.6%
Total TI & LC per square foot (3)	$46.86	$—	$80.63	$107.67	$65.09
Total TI & LC per sq. ft. per year of lease term (3)	$7.02	$—	$10.08	$11.43	$11.26

The above leasing summary is based on leases executed during the periods indicated, and excludes leasing activity for assets during the quarter in which the asset was sold or classified as held for sale.

(1)	Changes in total square footage result from property dispositions, reclassifications and remeasurement.
(2)	Percent change in GAAP and cash rent is a comparison of current rent, including estimated tenant expense reimbursements, if any, to the rent, including actual/projected tenant expense reimbursements, if any, last received for the same space on a GAAP and cash basis, respectively. Cash rent during the reporting period is calculated before deducting any initial period free rent. New leasing in suites vacant longer than two years was excluded from the calculation.
(3)	Includes tenant improvements (TI) and leasing commissions (LC).

SAME PROPERTY LEASING SUMMARY
(Unaudited, dollars and square feet in thousands, except per square foot data)

	As of and for the Three Months Ended
	12/31/2020	9/30/2020	6/30/2020	3/31/2020	12/31/2019
Properties	4	4	4	4	4
Total square feet	1,507	1,507	1,507	1,507	1,507
Percentage leased	85.7%	87.7%	90.1%	90.8%	91.5%
Percentage commenced	81.7%	85.1%	83.9%	83.7%	87.2%

Total Leases
Square feet	39	6	22	75	153
Lease term (years)	5.5	3.0	8.0	8.5	6.6
Starting cash rent (1)	$49.09	$38.54	$46.34	$53.14	$44.36
Percent change in cash rent (1)	0.4%	(0.4)%	(4.8)%	(1.3)%	1.5%
Percent change in GAAP rent (1)	12.4%	3.2%	2.3%	15.9%	10.1%
Total TI & LC per square foot (2)	$34.04	$34.15	$80.63	$86.14	$58.49
Total TI & LC per sq. ft. per year of lease term (2)	$6.22	$11.38	$10.08	$10.16	$8.82

Renewal Leases
Square feet	29	6	—	41	63
Lease term (years)	5.1	3.0	—	7.7	7.8
Starting cash rent (1)	$49.25	$38.54	$—	$52.76	$43.47
Percent change in cash rent (1)	1.2%	(0.4)%	—	0.1%	5.3%
Percent change in GAAP rent (1)	14.1%	3.2%	—	13.2%	16.9%
Total TI & LC per square foot (2)	$29.72	$34.15	$—	$68.15	$49.05
Total TI & LC per sq. ft. per year of lease term (2)	$5.87	$11.38	$—	$8.86	$6.25

New Leases
Square feet	10	—	22	34	90
Lease term (years)	6.7	—	8.0	9.4	5.8
Starting cash rent (1)	$48.63	$—	$46.34	$53.60	$44.98
Percent change in cash rent (1)	(3.9)%	—	(4.8)%	(3.3)%	(3.6)%
Percent change in GAAP rent (1)	3.7%	—	2.3%	19.9%	1.6%
Total TI & LC per square foot (2)	$46.86	$—	$80.63	$107.67	$65.09
Total TI & LC per sq. ft. per year of lease term (2)	$7.02	$—	$10.08	$11.43	$11.26

The above leasing summary is based on leases executed during the periods indicated.

(1)	Percent change in GAAP and cash rent is a comparison of current rent, including estimated tenant expense reimbursements, if any, to the rent, including actual/projected tenant expense reimbursements, if any, last received for the same space on a GAAP and cash basis, respectively. Cash rent during the reporting period is calculated before deducting any initial period free rent. New leasing in suites vacant longer than two years was excluded from the calculation.
(2)	Includes tenant improvements (TI) and leasing commissions (LC).

CAPITAL SUMMARY
EXPENDITURES & SAME PROPERTY LEASING COMMITMENTS
(Unaduited, dollars and square feet in thousands)

CAPITAL SUMMARY	Three Months Ended
EXPENDITURES	12/31/2020	9/30/2020	6/30/2020	3/31/2020	12/31/2019
Tenant improvements	$3,782	$2,491	$2,448	$877	$1,881
Leasing costs	823	29	299	946	1,136
Building improvements (1)	385	697	611	351	1,978
Total capital expenditures	$4,990	$3,217	$3,358	$2,174	$4,995

Average square feet during period (2)	1,507	1,507	1,628	2,108	2,469

Building improvements per average total sq. ft. during period	$0.26	$0.46	$0.38	$0.17	$0.80

CAPITAL SUMMARY	Three Months Ended
SAME PROPERTY LEASING COMMITMENTS	December 31, 2020
	New Leases	Renewal Leases	Total
Square feet leased during the period	10	29	39
Total TI & LC (3)	$469	$862	$1,331
Total TI & LC per square foot (3)	$46.86	$29.72	$34.04
Weighted average lease term by square foot (years)	6.7	5.1	5.5
Total TI & LC per square foot per year of lease term (3)	$7.02	$5.87	$6.22

(1)	Tenant-funded capital expenditures are excluded.
(2)	Average square feet during each period includes properties held for sale at the end of each period.
(3)	Includes tenant improvements (TI) and leasing commissions (LC).

TENANTS REPRESENTING 2.5% OR MORE OF ANNUALIZED RENTAL REVENUE
As of December 31, 2020
(Unaudited, square feet in thousands)

	Tenant	Square Feet (1)	% of Total Sq. Ft. (1)	% of Annualized Rental Revenue	Weighted Average Remaining Lease Term
1	Equinor Energy Services, Inc.	80	6.2%	5.9%	3.0
2	KPMG, LLP	71	5.5%	5.1%	8.4
3	Crowdstrike, Inc.	36	2.8%	3.6%	3.8
4	CBRE, Inc.	40	3.1%	3.4%	7.3
5	Salesforce.com, Inc. (2)	65	5.0%	3.4%	4.9
6	International Dairy Foods Association (3)	23	1.8%	2.6%	5.5
7	Alden Torch Financial, LLC	34	2.6%	2.6%	6.2
8	Kazoo, Inc.	26	2.0%	2.6%	1.1
	Total	375	29.0%	29.2%	5.2

(1)
Square footage as of December 31, 2020 includes space subject to leases that have commenced for revenue recognition purposes in accordance with GAAP, space being fitted out for occupancy pursuant to existing leases, and space which is leased but is not occupied or is being offered for sublease by tenants.

(2)	Our lease with Salesforce.com, Inc. has partially commenced. Approximately 44,000 square feet commenced as of December 31, 2020, and the remaining 21,000 square feet are expected to commence in the second half of 2021.
(3)	Approximately 10,000 square feet of International Dairy Foods Association's space expire in 2034. The remaining 13,000 square feet expire (including the expiration dates for backfilling tenants) in the following years: 5,900 square feet in 2021, 3,100 square feet in 2022, and 4,100 square feet in 2027.

SAME PROPERTY LEASE EXPIRATION SCHEDULE
As of December 31, 2020
(Unaudited, dollars and sq. ft. in thousands)

Year	Number of Tenants Expiring	Leased Sq. Ft. Expiring (1)	% of Leased Sq. Ft. Expiring	Cumulative % of Leased Sq. Ft. Expiring	Annualized Rental Revenue Expiring (2)	% of Annualized Rental Revenue Expiring	Cumulative % of Annualized Rental Revenue Expiring

2021	20	109	8.4%	8.4%	$4,264	7.4%	7.4%
2022	13	130	10.1%	18.5%	6,748	11.7%	19.1%
2023	18	195	15.1%	33.6%	9,296	16.2%	35.3%
2024	15	207	16.0%	49.6%	9,224	16.0%	51.3%
2025	11	145	11.2%	60.8%	6,049	10.5%	61.8%
2026	8	80	6.2%	67.0%	3,659	6.4%	68.2%
2027	7	103	8.0%	75.0%	4,377	7.6%	75.8%
2028	4	63	4.9%	79.9%	2,971	5.2%	81.0%
2029	6	139	10.8%	90.7%	5,669	9.9%	90.9%
2030	3	58	4.5%	95.2%	2,468	4.3%	95.2%
Thereafter	4	62	4.8%	100.0%	2,773	4.8%	100.0%
Total	109	1,291	100.0%		$57,498	100.0%
Weighted average remaining
lease term (in years)		4.7			4.5

(1)
Leased square footage as of December 31, 2020 includes space subject to leases that have commenced for revenue recognition purposes in accordance with GAAP, space being fitted out for occupancy pursuant to existing leases, and space which is leased but is not occupied or is being offered for sublease by tenants. The year expiring corresponds to the latest-expiring signed lease for a given suite. Thus, backfilled suites expire in the year stipulated by the new lease.

(2)	Excludes the Annualized Rental Revenue of space that is leased but not commenced.

COMMON & POTENTIAL COMMON SHARES
(Unaudited, share amounts in thousands)

	Three Months Ended		Year Ended
	December 31,		December 31,
Weighted Average Share Calculation - GAAP EPS	2020	2019	2020	2019

Weighted average common shares outstanding - basic (1)	121,673	122,140	121,786	122,091
Weighted average Series D preferred shares convertible to common shares	—	—	3,237	2,857
Weighted average dilutive RSUs and LTIP Units (2)	—	1,350	1,583	1,312
Weighted average common shares outstanding - diluted (1)	121,673	123,490	126,606	126,260

	Three Months Ended		Year Ended
	December 31,		December 31,
Weighted Average Share and Unit Calculation - FFO and Normalized FFO per share and unit	2020	2019	2020	2019
Weighted average EQC common shares outstanding (1)	121,673	122,140	121,786	122,091
Weighted average Operating Partnership Units outstanding (3)	113	17	102	14
Weighted average time-based LTIP Units (2)(3)	130	32	119	33
Weighted average common shares and units outstanding - basic (1)	121,916	122,189	122,007	122,138
Weighted average dilutive RSUs and market-based LTIP Units (2)	1,529	1,350	1,583	1,312
Weighted average common shares and units outstanding - diluted (1)	123,445	123,539	123,590	123,450

Rollforward of Share Count to December 31, 2020	Series D Preferred Shares (4)	EQC Common Shares (5)
Outstanding on December 31, 2019	4,915	121,924
Repurchase of common shares		(711)
Share-based compensation grants and vesting, net (6)	—	310
Outstanding on December 31, 2020	4,915	121,523
Common shares issuable from RSUs, Operating Partnership Units, and LTIP Units as measured on December 31, 2020 (2)		1,921
Potential common shares as measured on December 31, 2020 (7)		123,444

(1)	Weighted average common shares outstanding for the three months ended December 31, 2020 and 2019 includes 150 and 216 unvested, earned RSUs, respectively. Weighted average common shares outstanding for the year ended December 31, 2020 and 2019 includes 157 and 210 unvested, earned RSUs, respectively.
(2)	We have granted RSUs and LTIP Units to certain employees, officers, eligible consultants and trustees. RSUs and market-based LTIP Units contain service and market-based vesting components. Time-based LTIP Units contain service-based vesting components.
(3)
Our calculations of FFO and Normalized FFO attributable to EQC common shareholders and unitholders per share and unit - basic include time-based LTIP Units and Operating Partnership Units that are excluded from the calculation of basic earnings per common share attributable to EQC common shareholders (only).

(4)	As of December 31, 2020, we had 4,915 series D preferred shares that were convertible into 3,237 common shares. The series D preferred shares are dilutive for GAAP EPS for the years ended December 31, 2020 and 2019 and are antidilutive for GAAP EPS for all other periods presented. They are antidilutive for FFO per common share and Normalized FFO per common share for all periods presented.
(5)	EQC common shares include unvested restricted shares.
(6)	This amount is net of forfeitures and shares surrendered to satisfy statutory tax withholding obligations.
(7)	Potential common shares as measured on December 31, 2020 include unvested earned RSUs. The 4,915 series D preferred shares outstanding that were convertible into 3,237 common shares as of December 31, 2020 are excluded.

DEFINITIONS
Annualized Rental Revenue
Annualized Rental Revenue is annualized contractual rents from our tenants pursuant to leases which have commenced as of December 31, 2020, plus estimated recurring expense reimbursements; excludes lease value amortization, straight line rent adjustments, abated (“free”) rent periods and parking revenue. We calculate annualized rental revenue by aggregating the recurring billings outlined above for the most recent month during the quarter reported, adding abated rent, and multiplying the sum by 12 to provide an estimation of near-term potentially-recurring revenues. The annualized rental revenue of disposed properties is presented for the quarter-ended preceding each disposition.
Annualized rental revenue is a forward-looking non-GAAP measure. Annualized rental revenue cannot be reconciled to a comparable GAAP measure without unreasonable efforts, primarily due to the fact that it is calculated from the billings of tenants in the most recent month at the most recent rental rates during the quarter reported, whereas historical GAAP measures include billings from a potentially different group of tenants over multiple months at potentially different rental rates.
Building Improvements
Building improvements are expenditures to replace obsolete building components or extend the useful life of existing assets.
Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA), EBITDAre, and Adjusted EBITDAre
We calculate EBITDA as net income (loss) excluding interest expense, income tax expense and depreciation and amortization.
We calculate EBITDAre in accordance with standards established by the National Association of Real Estate Investment Trusts (Nareit). Nareit defines EBITDAre as net income (loss), calculated in accordance with GAAP, plus interest expense, plus income tax expense, plus depreciation and amortization, plus (minus) losses and gains on the disposition of depreciated property, plus impairment write-downs of depreciated property and investments in unconsolidated joint ventures, plus adjustments to reflect the entity's share of EBITDAre of unconsolidated joint ventures. Our calculation of Adjusted EBITDAre differs from our calculations of EBITDA and EBITDAre because we exclude certain items that we view as nonrecurring or impacting comparability from period to period. EBITDA, EBITDAre and Adjusted EBITDAre are supplemental non-GAAP financial measures.
We consider EBITDA, EBITDAre and Adjusted EBITDAre to be appropriate measures of our operating performance, along with net income (loss), net income (loss) attributable to EQC common shareholders, and cash flow from operating activities. We believe that EBITDA, EBITDAre and Adjusted EBITDAre provide useful information to investors because by excluding the effects of certain historical amounts, such as interest, depreciation and amortization expense, EBITDA, EBITDAre and Adjusted EBITDAre may facilitate a comparison of current operating performance with our past operating performance. EBITDA, EBITDAre and Adjusted EBITDAre do not represent cash generated by operating activities in accordance with GAAP and should not be considered alternatives to net income (loss), net income (loss) attributable to EQC common shareholders or cash flow from operating activities, determined in accordance with GAAP, or as indicators of our financial performance or liquidity, nor are these measures necessarily indicative of sufficient cash flow to fund all of our needs. These measures should be considered in conjunction with net income (loss), net income (loss) attributable to EQC common shareholders and cash flow from operating activities as presented in our condensed consolidated statements of operations, condensed consolidated statements of comprehensive income (loss) and condensed consolidated statements of cash flows. Other REITs and real estate companies may calculate EBITDA, EBITDAre and Adjusted EBITDAre differently than we do.
Funds from Operations (FFO) and Normalized FFO
We compute FFO in accordance with standards established by Nareit. Nareit defines FFO as net income (loss), calculated in accordance with GAAP, excluding real estate depreciation and amortization, gains (or losses) from sales of depreciable property, impairment of depreciable real estate and our portion of these items related to equity investees and noncontrolling interests.  Our calculation of Normalized FFO differs from Nareit’s definition of FFO because we exclude certain items that we view as nonrecurring or impacting comparability from period to period.  FFO and Normalized FFO are supplemental non-GAAP financial measures. We consider FFO and Normalized FFO to be appropriate measures of operating performance for a REIT, along with net income (loss), net income (loss) attributable to EQC common shareholders and cash flow from operating activities.
We believe that FFO and Normalized FFO provide useful information to investors because by excluding the effects of certain historical amounts, such as depreciation expense, FFO and Normalized FFO may facilitate a comparison of our operating performance between periods and with other REITs.  FFO and Normalized FFO do not represent cash generated by operating activities in accordance with GAAP and should not be considered as alternatives to net income (loss), net income (loss) attributable to EQC common shareholders or cash flow from operating activities, determined in accordance with GAAP, or as indicators of our financial performance or liquidity, nor are these measures necessarily indicative of sufficient cash flow to fund all of our needs.  These measures should be considered in conjunction with net income (loss), net income (loss) attributable to EQC common shareholders and cash flow from operating activities as presented in our condensed consolidated statements of operations, condensed consolidated statements of comprehensive income and condensed consolidated statements of cash flows.  Other REITs and real estate companies may calculate FFO and Normalized FFO differently than we do.
Leasing Costs
Leasing costs include leasing commissions (LCs) and related legal expenses.

DEFINITIONS
LTIP Units
LTIP Units are a class of beneficial interests in EQC Operating Trust (the Operating Trust) that may be issued to employees, officers or trustees of the Operating Trust, EQC, or their subsidiaries.
Net Operating Income (NOI), Same Property NOI, Cash Basis NOI, and Same Property Cash Basis NOI
NOI is income from our real estate including lease termination fees received from tenants less our property operating expenses. NOI excludes amortization of capitalized tenant improvement costs and leasing commissions and corporate level expenses. Cash Basis NOI is NOI excluding the effects of straight line rent adjustments, lease value amortization and lease termination fees. The quarter-to-date same property versions of these measures include the results of properties continuously owned from October 1, 2019 through December 31, 2020. The year-to-date same property versions of these measures include the results of properties continuously owned from January 1, 2019 through December 31, 2020. Properties classified as held for sale within our condensed consolidated balance sheets are excluded from the same property versions of these measures.
We consider these supplemental non-GAAP financial measures to be appropriate supplemental measures to net income (loss) because they may help to understand the operations of our properties. We use these measures internally to evaluate property level performance, and we believe that they provide useful information to investors regarding our results of operations because they reflect only those income and expense items that are incurred at the property level and may facilitate comparisons of our operating performance between periods and with other REITs. Cash Basis NOI is among the factors considered with respect to acquisition, disposition and financing decisions. These measures do not represent cash generated by operating activities in accordance with GAAP and should not be considered as an alternative to net income (loss), net income (loss) attributable to Equity Commonwealth common shareholders or cash flow from operating activities, determined in accordance with GAAP, or as indicators of our financial performance or liquidity, nor are these measures necessarily indicative of sufficient cash flow to fund all of our needs. These measures should be considered in conjunction with net income (loss), net income (loss) attributable to EQC common shareholders and cash flow from operating activities as presented in our condensed consolidated statements of operations, condensed consolidated statements of comprehensive income and condensed consolidated statements of cash flows. Other REITs and real estate companies may calculate these measures differently than we do.
Net Book Value
Net book value represents the carrying value of real estate properties after depreciation and amortization, purchase price allocations and impairment write-downs, if any.
NOI Margin
NOI Margin is NOI (or the same property or cash basis derivations of NOI defined above) divided by the total revenues used to calculate NOI (or its derivation).
Operating Partnership Units
Operating Partnership Units are beneficial interests in the Operating Trust.
Other Revenue
Other revenue is primarily comprised of parking revenue that does not represent a component of a lease.
Percentage Commenced
Percentage commenced is the percentage of space subject to leases that have commenced for revenue recognition purposes in accordance with GAAP, which includes the space of tenants in a free rent period.
Percentage Leased
Percentage leased is the percentage of space subject to signed leases.
Rental Revenue
Rental revenue is primarily comprised of minimum lease payments from tenants, including tenant reimbursements. In addition, rental revenue includes lease termination fees and straight line rent adjustments.
Same Properties
Our quarter-to-date same property portfolio is comprised of those properties continuously owned from October 1, 2019 through December 31, 2020. Our year-to-date same property portfolio is comprised of those properties continuously owned from January 1, 2019 through December 31, 2020. Properties classified as held for sale within our condensed consolidated balance sheets are excluded.
Tenant Improvements
Tenant improvements are capital expenditures to improve tenant spaces.
Total Debt
Total debt is the balance of mortgage notes payable, net on our condensed consolidated balance sheets.

DEFINITIONS
Total Market Capitalization
Total market capitalization is total debt, plus the market value of preferred shares, plus the market value of diluted common shares. The market value of preferred shares is the product of the number of Series D preferred shares outstanding at the end of the period and the closing share price of the Series D preferred shares (EQCpD) at the end of the period. The market value of diluted common shares is the product of the number of diluted common shares outstanding at the end of the period and the closing share price of the common shares (EQC) at the end of the period.
Undepreciated Book Value
Undepreciated book value represents the carrying value of real estate properties after purchase price allocations, and impairment write-downs, if any.